Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Standard Commercial Corporation

We consent to the incorporation by reference in this Registration Statement of Standard Commercial Corporation on Form S-4 of our report dated June 14, 2004, appearing in the Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2004 and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina

June 16, 2004